Exhibit 10.1

AMENDED AND RESTATED UNCOMMITTED LINE OF CREDIT AGREEMENT

Amended and Restated Uncommitted Line of Credit Agreement (as may be further amended, amended and restated or otherwise modified from time to time, this “Agreement”), dated as of May 30, 2014, is among Amphenol Corporation, a Delaware corporation (the “Borrower”), certain Subsidiaries of the Borrower party hereto (each a “Subsidiary Guarantor”), and Santander Bank, N.A. (f/k/a Sovereign Bank, N.A.) (the “Lender”).  Capitalized terms used but not defined herein are used with the meanings assigned to them in Exhibit B attached hereto.

WHEREAS, the Borrower, the Subsidiary Guarantors and Lender originally entered into the Uncommitted Line of Credit Agreement dated as of October 7, 2013 (the “Original Credit Agreement”);

WHEREAS, the Borrower asked the Lender to consider making from time to time advances to the Borrower under the Original Credit Agreement in an aggregate principal amount outstanding at any time not to exceed One Hundred Million Dollars ($100,000,000.00);

WHEREAS, the obligations of the Borrower under the Original Credit Agreement are guaranteed by the Subsidiary Guarantors pursuant to the terms of the Original Credit Agreement;

WHEREAS, the parties hereto intend that the obligations of the Borrower under the Original Credit Agreement that remain unpaid and outstanding on and after the date hereof shall continue to exist under and be evidenced by this Agreement;

WHEREAS, the Borrower, the Subsidiary Guarantors and the Lender desire to amend and restate the Original Credit Agreement in its entirety on and subject to the terms and conditions set forth herein;

WHEREAS, the Lender is willing to amend and restate the Original Credit Agreement and extend such credit to the Borrower, on the terms and subject to the conditions set forth in this Agreement and to consider (in its sole discretion) making Advances (as such term is defined below) to the Borrower;

NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower, the Lender and the other parties hereto hereby agree as follows:

1. The Facility.  The Lender agrees to consider from time to time, from the Effective Date (as defined in Section 7) until (i) one year from the Effective Date (as defined in Section 7) or (ii) the date this Agreement is terminated pursuant to Section 8 (in either case, the “Termination Date”), the Borrower’s requests that the Lender make advances (“Advances”) to it in an aggregate principal amount not to exceed $200,000,000 at any one time outstanding.  This Agreement is not a commitment to lend but rather sets forth the procedures to be used in connection with the Borrower’s requests for the Lender’s making of Advances to it from time to time on or prior to the Termination Date and, if the Lender makes Advances to the Borrower hereunder, the Borrower’s obligations to the Lender with respect thereto (the “Obligations”).  The decision to grant an Advance under this Agreement shall be entirely and solely at the discretion of the Lender and any disbursement under this Agreement shall be subject to the Lender’s prior approval.

2.  Borrowing Requests.  Each request by the Borrower to the Lender for an Advance based on the Eurodollar Rate (as defined in Section 4) (a “Eurodollar Rate Advance”) will be given not later than 1:00 P.M. ( New York time) three (3) Business Days (as defined below) prior to the date of such proposed Advance, and each request by the Borrower to the Lender for an Advance based on a Quoted Rate (as defined in Section 4) (a “Quoted Rate Advance”) will be given not later than 10:00 A.M. (New York time) on the date of such proposed Advance.  Each request will specify (i) the date on which the Borrower wishes the Advance to be made (which will be a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to a Eurodollar Rate Advance, on which dealings are carried on in the London interbank market and banks are open for business in London (“Business Day”)), (ii) the amount it wishes to borrow (which will be in the amount of $1,000,000 or an integral multiple thereof), (iii) the duration of the interest period (“Interest Period”) it wishes to apply to such Advance, (iv) whether such Advance will be a Eurodollar Rate Advance or a Quoted Rate Advance and (v) subject to the Borrower’s right to prepay in accordance with Section 3, the date on which the principal of the Advance will be repaid (the “Repayment Date”), which shall be the last day of the Interest Period for such Advance.  The duration of each Interest Period will be, with respect to Eurodollar Rate Advances, one, two, or three months, as selected by the Borrower, and with respect to Quoted Rate Advances, a term requested by the Borrower and agreed to by the Lender not to exceed three months, provided that (i) each Interest Period selected by the Borrower must commence on or prior to the Termination Date; (ii) whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period will be extended to occur on the next succeeding Business Day, provided that, in the case of a Eurodollar Rate Advance, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period will occur on the next preceding Business Day; and (iii) with respect to a Eurodollar Rate Advance, whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period will end on the last Business Day of such succeeding calendar month.  If the Lender agrees to make such Advance, it will make such funds available by 2:00 P.M. (New York time) on the date of such proposed Advance, to the Borrower in same day funds by crediting the account specified by the Borrower prior to the making of such Advance.

3.  Evidence of Debt.  The Borrower’s obligation to pay the principal of, and interest on, all Advances made by the Lender shall be evidenced by a promissory note duly executed and delivered by the Borrower in form and substance substantially similar to Exhibit B attached hereto (the “Note”).  The Lender will note on its internal records the amount of each Advance made by it and each payment in respect thereof.  Failure to make any such notation shall not affect the Borrower’s obligations in respect of each Advance.

4.  Repayment.  (a) The Borrower shall repay the principal amount of each Advance on the Repayment Date applicable to such Advance, subject to the provisions of Section 3(b) with respect to payments on non-Business Days.  The Borrower may prepay any Advance made to it in whole or in part on any Business Day, provided that (i) the Borrower has given the Lender at least three (3) Business Days’ irrevocable written notice of such prepayment (and on the date specified for such prepayment in such notice, the Borrower will prepay the amount of the Advance to be prepaid, together with accrued interest thereon to the date of prepayment and any other amounts payable by the Borrower pursuant to Section 12), and (ii) each partial prepayment will be in a principal amount of at least $1,000,000.

(b)           The Borrower will make each payment (whether in respect of principal, interest or otherwise) payable by it hereunder, irrespective of any right of counterclaim or set-off, not later than 2:00 P.M. (New York time) on the day when due in Dollars to the Lender at 45 East 53rd Street, New York, NY 10022 in same day funds.  All computations of interest will be made by the Lender on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable, except that with respect to Quoted Rate Advances, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  Each determination by the Lender of an interest rate hereunder will be conclusive and binding for all purposes, absent manifest error.  Whenever any payment (other than payments on Eurodollar Rate Advances) hereunder is stated to be due on a day other than a Business Day, such payment will be made on the next succeeding Business Day.  If any payment on a Eurodollar Rate Advance becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.  In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

5. Interest and Fees. (a) The Borrower will pay interest on the unpaid principal amount of each Advance made to it from the date of such Advance until such principal amount is paid in full, (i) in the case of a Eurodollar Rate Advance, at a rate equal to the Eurodollar Rate for the Interest Period for such Advance, and (ii) in the case of a Quoted Rate Advance, at a rate equal to the Quoted Rate for such Advance, in each case payable in arrears on the last day of the Interest Period for such Advance.  Any overdue amount of principal, interest or other amount payable hereunder will bear interest, payable on demand, at the Base Rate (as defined below) plus 2% per annum.  As used herein, the following defined terms shall have the meanings set forth below:

“Eurodollar Rate” means, for any Interest Period for any Eurodollar Rate Advance, an interest rate per annum equal to the sum of (i) the rate per annum equal to the London Interbank offered rate administered by the ICE Benchmark Administration (or any other Person that takes over the administration of such rate for Dollars), as published by Reuters (or other commercially available source providing quotations of such rate as designated by the Lender from time to time) at 11:00 A.M. (London time) two (2) Business Days before the first day of such Interest Period in an amount substantially equal to such Advance and for a period equal to such Interest Period, plus (ii) 1.00% (the “Interest Margin”).

“Quoted Rate” means, for any Quoted Rate Advance, a rate quoted by the Lender and agreed to by the Borrower for such Advance.

“Base Rate” means, for any day, a rate per annum equal to the higher of: (a) 0.50% per annum above the Federal Funds Rate in effect on such date; (b) the per annum rate of interest established by the Lender from time to time at its principal office as its “prime rate” or “base rate” for U.S. dollar loans, which is in effect on such day; and (c) the Eurodollar Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%.  Any change in the “Base Rate” due to a change in the Federal Funds Rate, the “prime rate,” the “base rate” or the Eurodollar Rate shall be effective as of the opening of business on the effective day of such change in the Federal Funds Rate, the “prime rate,” the “base rate” or the Eurodollar Rate, respectively.

“Federal Funds Rate” means, for any day, the volume-weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rates are not so published for any day which is a Business Day, the volume-weighted average of the quotations for the day of such transactions received by the Lender from three federal funds brokers of recognized standing selected by the Lender.

(b)           Promptly after the making of a Quoted Rate Advance, the Lender will send the Borrower a written confirmation of the Quoted Rate and Interest Period therefor.  Unless the Borrower objects in writing to the information contained in such confirmation within three (3) Business Days after the Lender’s sending of such confirmation to the Borrower, the Borrower will be deemed to have unconditionally agreed for all purposes to the correctness of such information.  If the Borrower so objects to the Quoted Rate set forth in any such confirmation, such Quoted Rate Advance will be payable with interest at the Base Rate rather than at the Quoted Rate so objected to (with an Interest Period equal to that confirmed by the Lender to the Borrower pursuant to the first sentence of this Section 4(b)). Any Quoted Rate Advance bearing interest at the Base Rate or payable on demand pursuant to this Section will continue to be an “Advance” for the purposes of this Agreement.

(c)           Any Eurodollar Rate Advance or Quoted Rate Advance will not be continued as such upon the expiration of the then current Interest Period related to such Advance.  Each Eurodollar Rate Advance or Quoted Rate Advance will be due and payable upon the expiration of the then current Interest Period related to such Advance, and Borrower may request another Eurodollar Rate Advance or Quoted Rate Advance in accordance with the provisions of Section 2.

6.  Yield Protections.  If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case made subsequent to the date hereof, there is any increase in the cost to the Lender of agreeing to make or making, funding or maintaining Advances by an amount that the Lender deems to be material in its sole discretion, then the Borrower will from time to time, upon the Lender’s demand, pay to the Lender additional amounts sufficient to compensate the Lender for such increased cost; provided, however, that for the purposes of this Agreement and to the extent permitted by applicable laws, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith are deemed to have gone into effect and adopted after the date of this Agreement.  In addition, if the Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made subsequent to the date hereof affects or would affect the amount of capital required or expected to be maintained by the Lender or any corporation controlling the Lender and that the amount of such capital is increased by or based upon the existence of Advances hereunder by an amount that the Lender deems to be material in its sole discretion, then, upon the Lender’s demand, the Borrower will immediately pay to the Lender, from time to time as specified by the Lender, additional amounts sufficient to compensate the Lender or such corporation in the light of such circumstances, to the extent that the Lender determines such increase in capital to be allocable to the existence of the Advances hereunder; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section 5 for any amounts incurred more than six months prior to the date that the Lender notifies the Borrower of the Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect.  A certificate as to such amounts submitted to the Borrower by the Lender will be conclusive and binding for all purposes, absent manifest error.  Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other Governmental Authority asserts that it is unlawful, for the Lender to fund or maintain Advances made hereunder, then, on notice thereof and demand therefor made by the Lender, each Advance will automatically, upon such demand, convert into an Advance accruing interest at the Base Rate.  Any Advance accruing interest at the Base Rate will continue to be an “Advance” for the purposes of this Agreement.  Notwithstanding anything to the contrary contained herein, this Section 5 shall not apply to taxes and all indemnification (including with respect to increased costs) related to or attributable to taxes shall be governed solely and exclusively by Section 6.

7.  Taxes.  (a)  All payments made by the Borrower under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding taxes based on (or measured by) net income or net profits and franchise taxes (imposed in lieu of net income taxes) imposed on the Lender as a result of a present or former connection between the Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) and branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction.  If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Lender hereunder, the amounts so payable to the Lender shall be increased to the extent necessary to yield to the Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to the Lender with respect to any Non-Excluded Taxes: (i) that are attributable to the Lender’s failure to comply with the requirements of paragraph (d) or (e) of this Section 6 or (ii) that are United States withholding taxes imposed on amounts payable to the Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender or the assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this Section 6.

(b)  In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)  Whenever any Non-Excluded Taxes or Other Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Lender a certified copy of an original official receipt received by the Borrower showing payment thereof.  If the Borrower fails to pay any Non-Excluded Taxes or Other Taxes when due to the appropriate taxing authority or fails to remit to the Lender the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

(d)  If the Lender (or any assignee or participant) is not a “U.S. Person” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”) then the Lender (or such assignee or participant, as applicable) shall at the time such Non-U.S. Lender becomes a party to this Agreement, deliver to the Borrower (or, in the case of a participant, to the Lender) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement addressing the Non-U.S. Lender’s legal status in a form reasonably acceptable to the Lender and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any participant, on or before the date such participant purchases the related participation).  In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender or at such time or times as reasonably requested by the Borrower.  Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) (other than persons who are corporations or otherwise exempt from United States backup withholding tax) shall, at the time such Lender becomes a party to this Agreement or at such other time (or times) reasonably requested by the Borrower, deliver to the Borrower a properly completed and duly executed U.S. Internal Revenue Service Form W-9 or any successor form certifying that such person is exempt from United States backup withholding tax on payments made hereunder.  Notwithstanding any other provision of this paragraph (d), a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph (d) that such Non-U.S. Lender is not legally able to deliver.

(e)  If the Lender is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement, then the Lender shall deliver to the Borrower, at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that the Lender is legally entitled to complete, execute and deliver such documentation and in the Lender’s judgment such completion, execution or submission would not materially prejudice the legal position of the Lender.

(f)  The agreements in this Section shall survive the termination of this Agreement and the payment of the Advances and all other amounts payable hereunder.

8.  Conditions Precedent.  This Agreement will become effective on and as of the first date (the “Effective Date”) on which the Lender has received (or waived receipt of) the following, each in form and substance satisfactory to the Lender:

(a) a counterpart of this Agreement duly executed by the Lender, the Subsidiary Guarantors, and the Borrower;

(b) a certificate of the Borrower and each Subsidiary Guarantor, dated the Effective Date, with appropriate attachments satisfactory in form and substance to the Lender, including (A) Board of Director resolutions of the Borrower or the applicable Subsidiary Guarantor approving this Agreement, and (B) an incumbency certificate with respect to the Borrower’s, or the applicable Subsidiary Guarantor’s, officers that are authorized to sign this Agreement and the other documents to be delivered hereunder and to request Advances hereunder; and

(c) a Note.

9.     Representations and Warranties.  The Borrower represents and warrants as of the date hereof and as of each Disbursement Date as follows:

(a)           the Borrower and each Subsidiary Guarantor (i) is a corporation, partnership or limited liability company, as the case may be, duly organized, validly existing and in good standing under the laws of the state of Delaware and (ii) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where it conducts business, except, in the case of (x) clause (ii), where the failure to be or do so, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect on the Borrower and its Subsidiaries taken as a whole;

(b)           The Borrower’s and each Subsidiary Guarantor’s execution, delivery and performance of this Agreement, the Note (as applicable) and any other documents in connection herewith or therewith and the use of the proceeds of the Advances (as applicable) are within its corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) its charter or by-laws, (ii) any material law, rule or regulation applicable to it or (iii) any material contractual restriction binding on or affecting it or its assets; and

(c)           No material authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the Borrower’s or each Subsidiary Guarantor’s due execution, delivery and performance of this Agreement, the Note (as applicable) or any other document in connection herewith or therewith.

10.      Events of Default.  An Event of Default shall exist upon the occurrence of any of the following specified events (each an “Event of Default”):

(a)  Payment. The Borrower shall:

(i)  default in the payment when due of any principal of any of the Advances;

(ii) default, and such default shall continue for ten (10) or more Business Days, in the payment when due of any interest on the Advances or of any fees or other amounts owing hereunder or the Note or in connection herewith.

(b)  Representations. Any representation, warranty or statement made or deemed to be made by the Borrower herein or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made; provided, however, that if such untrue representation, warranty or statement is capable of being remedied, it shall not be an Event of Default if the Borrower remedies such untrue representation, warranty or statement within ten (10) Business Days of any [Responsible Officer] of the Borrower obtaining actual knowledge thereof.

(c)  Cross-Default.  A failure, breach or default under Section 24 hereto shall have occurred and be continuing.

11.          Termination. This Agreement may be terminated by the Borrower or the Lender by giving written notice of termination to the other party hereto, but no such termination will affect the Obligations outstanding at the time of such termination.  This Agreement may be amended, modified, supplemented or waived with the written consent of the Lender and the Borrower; provided that Section 20 hereof may not be amended without the written consent of each of the Lender, the Borrower and the Subsidiary Guarantors.

12.  Notices.  All notices and other communications provided for hereunder will be in writing (including telecopier communication) and mailed, telecopied or delivered, if to the Borrower or the Subsidiary Guarantors, at its address at 358 Hall Avenue, Wallingford, CT 06492, Attention: Diana G. Reardon (Fax#: 203-265-8628); if to the Lender, at its address at 45 East 53rd Street, New York, NY 10022, Attention: Mariano Urquiola or, as to either party, at such other address as is designated by such party in a written notice to the other party.  All such notices and communications will, when mailed or telecopied, be effective three (3) Business Days after deposit in the mails, or when telecopied, respectively, except that notices and communications to the Lender pursuant to Sections 2, 3 or 8 will not be effective until received by the Lender.

13.  No Waivers.  No failure on the Lender’s part to exercise, and no delay in exercising, any right hereunder or under the Note will operate as a waiver thereof; nor will any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

14.  Indemnification.  (a)  The Borrower agrees to pay on demand all of the Lender’s out-of-pocket costs and expenses (including without limitation, reasonable counsel fees and expenses) in connection with the preparation, execution, delivery, administration, modification, amendment and enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Note, with statements with respect to the foregoing to be submitted to the Borrower prior to the Effective Date (in the case of amounts to be paid on the Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Lender shall deem appropriate.

(b)  The Borrower will indemnify and hold harmless the Lender, its affiliates and each of its and their respective officers, directors, employees, agents, advisors and representatives (each, an “Indemnified Party”) from and against any and all claims, damages, losses, liabilities and expenses (including without limitation, fees and disbursements of counsel), that may be incurred by or asserted or awarded against any Indemnified Party (including without limitation, in connection with any investigation, litigation or proceeding, or the preparation of a defense in connection therewith), in each case arising out of or in connection with this Agreement or the Note, any of the transactions contemplated hereby or thereby or any actual or proposed use of the proceeds of the Advances, except to the extent such claim, damage, loss, liability or expense is found by a court of competent jurisdiction to have resulted primarily from such Indemnified Party’s gross negligence or willful misconduct.  In the case of an investigation, litigation or other proceeding to which the indemnity in this Section applies, such indemnity will be effective whether or not such investigation, litigation or proceeding is brought by the Borrower, any of its directors, security holders or creditors, an Indemnified Party or any other person, or any Indemnified Party is otherwise a party thereto, and whether or not the transactions contemplated hereby are consummated.

(c)  No Indemnified Party will have any liability (whether in contract, tort or otherwise) to the Borrower or any of its security holders or creditors for or in connection with the transactions contemplated hereby, except for direct damages (as opposed to special, indirect, consequential or punitive damages (including without limitation, any loss of profits, business or anticipated savings)) determined by a court of competent jurisdiction to have resulted from such Indemnified Party’s gross negligence or willful misconduct.  In no event shall the Borrower, the Subsidiary Guarantors or the Lender or any affiliate, director, officer, employee, attorney or agent thereof be liable to any Person for special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings) whether in contract, tort or otherwise, arising out of or relating to this Agreement.

(d) Notwithstanding anything to the contrary contained herein, this Section 11 shall not apply to taxes and all indemnification (including with respect to increased costs) related or attributable to taxes shall be governed solely and exclusively by Section 6.

15.  Breakage Costs.  If the Borrower makes any payment of principal of any Advance on any day other than the last day of an Interest Period applicable thereto, or if the Borrower fails to borrow or prepay any Advance after the Borrower has given the Lender notice thereof and, in the case of a borrowing, the Lender has agreed to make such Advance, the Borrower will, upon demand by the Lender, pay the Lender any amounts required to compensate the Lender for any losses, costs or expenses that the Lender may reasonably incur as a result of such payment or failure to borrow or prepay.  Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid for the period from the date of such prepayment to the last day of such Interest Period in each case at the applicable rate of interest for the Advance provided for herein (excluding, however, the Interest Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by the Lender) that would have accrued to the Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurocurrency market.  A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by the Lender shall be conclusive in the absence of manifest error.

16.  Successors and Assigns.  This Agreement is binding upon and will inure to the benefit of the Borrower, the Lender and their respective successors and assigns, except that none of the Borrower and the Subsidiary Guarantors will have the right to assign its rights or the Obligations hereunder or any interest herein without the Lender’s prior written consent.  The Lender may, with the written consent of the Borrower (which consent will not be unreasonably withheld), assign to one or more persons all or a portion of its rights and obligations under this Agreement, provided that the consent of the Borrower will not be required in connection with an assignment to an affiliate of the Lender (except that the consent of the Borrower will not be required for any assignment that occurs when a default hereunder shall have occurred and be continuing).  Notwithstanding any other provisions set forth in this Agreement, the Lender may at any time create a security interest in all or any portion of the Lender’s rights under this Agreement in favor of any Federal Reserve Bank.  The Lender, on behalf of the Borrower, shall maintain at its address at which notices are to be given pursuant to Section 9, a copy of all applicable documents relating to any assignment and a register for the recording of names and addresses of the Lenders and the commitments of, and the principal and interest amounts of Advances owing to, each Lender from time to time (the “Register”).  The entries in the Register shall be conclusive, in absence of manifest error, and the Borrower and the Lender shall treat each Person whose name is recorded in the Register as the owner of the Advance as the owner thereof for all purposes of this Agreement.  Notwithstanding anything to the contrary contained herein, any assignment shall be effective only upon appropriate entries with respect thereto being made in the Register.  The Register shall be available for inspection by the Borrower and Lender at any reasonable time and from time to time upon reasonable prior notice.

17.  Governing Law and Counterparts. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement.

18.  Submission to Jurisdiction.  The Borrower and each Subsidiary Guarantor hereby irrevocably (i) submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or in such Federal court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding, and (iv) irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Borrower and each Subsidiary Guarantor at its address specified in Section 9.  The Borrower agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing herein will affect the Lender’s right to serve legal process in any other manner permitted by law or affect the Lender’s right to bring any action or proceeding against the Borrower or its property in the courts of other jurisdictions.

19.  Set-Off.  If a payment has not been made by either the Borrower or any Subsidiary Guarantor when due hereunder or the Note, the Lender and each of its affiliates is authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lender or any of its affiliates to or for the Borrower’s or any Subsidiary Guarantor’s credit or account against any and all of the Obligations, irrespective of whether the Lender has made demand under this Agreement or the Note and although such Obligations may be un-matured.  The Lender’s rights under this Section are in addition to other rights and remedies (including without limitation, other rights of set-off) which the Lender may have.

20.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ADVANCES OR THE LENDER’S ACTIONS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

21.  Confidentiality.  The Lender agrees to keep confidential all non-public information provided to it by the Borrower or any of its affiliates pursuant to this Agreement that is designated by the Borrower or such affiliate as confidential; provided that nothing herein shall prevent the Lender from disclosing any such information (a) to any affiliate of the Lender, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective assignee or any direct or indirect counterparty to any hedge agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about the Lender’s investment portfolio in connection with ratings issued with respect to the Lender, (i) to any actual or potential participant or sub-participant in relation to any of the Lender’s rights and/or obligations hereunder who are under a duty of confidentiality to the Lender, (j) any insurer or insurance broker of, or direct or indirect provider of credit protection who are under a duty of confidentiality to the Lender, or (k) in connection with the exercise of any remedy hereunder or under any other document executed in connection with this Agreement.

22.          USA PATRIOT ACT.  The Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001))(the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Bank to identify the Borrower in accordance with the Act.

23. Guaranty.

(a)  The Guaranty.

(i)              Each of the Subsidiary Guarantors hereby jointly and severally guarantees to the Lender as hereinafter provided, as primary obligor and not as surety, the prompt payment of the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) strictly in accordance with the terms thereof.  The Subsidiary Guarantors hereby further agree that if any of the Obligations are not paid in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise), the Subsidiary Guarantors will, jointly and severally, promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Obligations, the same will be promptly paid in full when due (whether at extended maturity, as a mandatory prepayment, by acceleration, as a mandatory cash collateralization or otherwise) in accordance with the terms of such extension or renewal.

(ii)             Notwithstanding any provision to the contrary contained herein, the obligations of each Guarantor under this Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under the Debtor Relief Laws or any comparable provisions of any applicable state law. For the purposes hereof, “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally

(b)  Obligations Unconditional.

(i)            The obligations of the Subsidiary Guarantors under Section 20(a)(i) are joint and several, irrevocable, absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of this Agreement or any other agreement or instrument referred to therein, or any substitution, release, impairment or exchange of any other guarantee of or security for any of the Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, it being the intent of this Section 20(b)(i) that the obligations of the Subsidiary Guarantors hereunder shall be absolute and unconditional under any and all circumstances.  Each Subsidiary Guarantor agrees that such Subsidiary Guarantor shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Subsidiary Guarantor for amounts paid under this Section 20 until such time as the Obligations have been Fully Satisfied.  For the purposes hereof, “Fully Satisfied” means, with respect to the Obligations as of any date, that, as of such date, (a) all principal of and interest accrued to such date which constitute Obligations shall have been paid in full in cash and (b) all fees, expenses and other amounts then due and payable which constitute Obligations shall have been paid in cash.

(ii)           Without limiting the generality of the foregoing subsection (i), it is agreed that, to the fullest extent permitted by law, the occurrence of any one or more of the following shall not alter or impair the liability of any Subsidiary Guarantor hereunder which shall remain absolute and unconditional as described above:

A.    at any time or from time to time, without notice to any Subsidiary Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended, or such performance or compliance shall be waived;

B.    any of the acts mentioned in any of the provisions of this Agreement or any other agreement or instrument referred to in this Agreement shall be done or omitted;

C.    the maturity of any of the Obligations shall be accelerated, or any of the Obligations shall be modified, supplemented or amended in any respect, or any right under any of this Agreement or any other agreement or instrument referred to in this Agreement shall be waived or any other guarantee of any of the Obligations or any security therefor shall be released, impaired or exchanged in whole or in part or otherwise dealt with; or

D.    any of the Obligations shall be determined to be void or voidable (including, without limitation, for the benefit of any creditor of any Subsidiary Guarantor) or shall be subordinated to the claims of any Person (including, without limitation, any creditor of any Subsidiary Guarantor)

With respect to its obligations hereunder, each Subsidiary Guarantor hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Lender exhaust any right, power or remedy or proceed against any Person under this Agreement or any other agreement or instrument referred to in this Agreement or against any other Person under any other guarantee of, or security for, any of the Obligations.

(c)  Reinstatement.  The obligations of the Subsidiary Guarantors under this Section 20 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Subsidiary Guarantor agrees that it will indemnify the Lender on demand for all reasonable costs and expenses (including, without limitation, fees and expenses of counsel) incurred by the Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

(d)      Certain Additional Waivers. Each Subsidiary Guarantor agrees that such Subsidiary Guarantor shall have no right of recourse to security for the Obligations, except through the exercise of rights of subrogation pursuant to Section 20(b) and through the exercise of rights of contribution pursuant to Section 20(f).

(e) Remedies.  The Subsidiary Guarantors agree that, to the fullest extent permitted by law, as between the Subsidiary Guarantors, on the one hand, and the Lender, on the other hand, the Obligations may be declared to be forthwith due and payable for purposes of Section 20(a)(i) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing the Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or the Obligations being deemed to have become automatically due and payable), the Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Subsidiary Guarantors for purposes of Section 20(a)(i).

(f)  Rights of Contribution.  The Subsidiary Guarantors hereby agree as among themselves that, in connection with payments made hereunder, each Subsidiary Guarantor shall have a right of contribution from each other Subsidiary Guarantor in accordance with applicable law.  Such contribution rights shall be subordinate and subject in right of payment to the Obligations until such time as the Obligations have been Fully Satisfied, and none of the Subsidiary Guarantors shall exercise any such contribution rights until the Obligations have been Fully Satisfied.

(g)       Guarantee of Payment; Continuing Guarantee.  The guarantee given by the Subsidiary Guarantors in this Section 20 is a guaranty of payment and not of collection, is a continuing guarantee, and shall apply to all Obligations whenever arising.

24.  Cross-Default.  If the Company or any of its Subsidiaries shall (i) fail to pay when due any principal of or interest on or any other amount payable in respect of the indebtedness under that certain Credit Agreement, dated as of August 13, 2010 (as amended by that certain First Amendment thereto, dated as of June 30, 2011 and by that certain Second Amendment thereto, dated as of July 1, 2013, and as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Revolving Credit Agreement”), by and among the Borrower, certain Subsidiaries of the Borrower as Designated Borrowers, certain Subsidiaries of the Company as Subsidiary Guarantors, the Administrative

Agent, the Swing Line Lender, the L/C Issuer and the Lenders (each of the foregoing terms shall have the meaning ascribed thereto in the Revolving Credit Agreement) beyond the end of any grace or notice period provided therefor; or (ii) breach or default by the Company or any of its Subsidiaries with respect to any other material term of the Revolving Credit Agreement or (B) any loan agreement, mortgage, indenture or other agreement relating to the Revolving Credit Agreement, if such breach or default continues after any applicable grace or notice period provided therefor and the effect of such breach or default is to cause, or to permit the holder or holders of that indebtedness (or a trustee on behalf of such holder or holders) to cause, that indebtedness to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; then the Lender may declare the unpaid principal amount of all outstanding Advances, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and may further exercise all rights and remedies available to it hereunder and under applicable law.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWER:	AMPHENOL CORPORATION,
a Delaware corporation

	By	/s/ Diana G. Reardon
Name: Diana G. Reardon
Title: Executive Vice President and Chief Financial
Officer

SUBSIDIARY GUARANTORS:	AMPHENOL INTERCONNECT PRODUCTS
CORPORATION, a Delaware corporation

	By	/s/ Diana G. Reardon
Name: Diana G. Reardon
Title: Executive Vice President and Chief Financial
Officer

AMPHENOL INTERNATIONAL LTD.,
a Delaware corporation

	By	/s/ Diana G. Reardon
Name: Diana G. Reardon
Title: Executive Vice President and Chief Financial
Officer

TIMES FIBER COMMUNICATIONS, INC., a Delaware corporation

	By	/s/ Diana G. Reardon
Name: Diana G. Reardon
Title: Executive Vice President and Chief Financial
Officer

[SIGNATURE PAGE TO SOVEREIGN BANK

UNCOMMITTED LINE OF CREDIT AGREEMENT]

LENDER:	SANTANDER BANK, N.A.

	By	/s/ Thomas J. Devitt
Name: Thomas J. Devitt
Title: Senior Vice President

[SIGNATURE PAGE TO SOVEREIGN BANK

UNCOMMITTED LINE OF CREDIT AGREEMENT]

EXHIBIT A

to Uncommitted Line

of Credit Agreement

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below:

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Requirement of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

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EXHIBIT B

to Uncommitted Line

of Credit Agreement

FORM OF REVOLVING PROMISSORY NOTE

$200,000,000.00

May 30, 2014

New York, New York

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby absolutely and unconditionally promises to pay to Santander Bank, N.A. (together with its successors and/or assigns, the “Lender”), or to order, on or before the Termination Date, the principal amount of Two Hundred Million and 00/100 United States Dollars (US $200,000,000.00) or, if less, the aggregate unpaid principal amount of all Advances made by the Lender to the Borrower pursuant to the Agreement (as defined below) and noted on the records of the Lender, together with interest computed on the unpaid principal amount hereof at the per annum rate described in the Agreement.

This Revolving Credit Note is issued pursuant to, is entitled to the benefits of, is subject to the provisions of and is the “Note” as defined in, that certain Uncommitted Line of Credit Agreement of even date herewith between the Borrower and the Lender (herein, as the same may from time to time be amended, restated or extended, referred to as the “Agreement”), but neither this reference to the Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Borrower to pay the principal of and interest on this Revolving Credit Note as herein provided.  Capitalized terms used in this Revolving Credit Note shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

The outstanding principal balance of this Revolving Credit Note, together with all accrued but unpaid interest thereon and all other obligations of the Borrower under the Agreement then outstanding, shall be due and payable, if payment thereof is not earlier accelerated in accordance with the terms of the Agreement, on the Maturity Date.

All payments under this Revolving Credit Note shall be made in lawful money of the United States of America in federal or other immediately available funds and in accordance with the wire transfer instructions set forth from time to time in the Agreement.

The Borrower hereby waives presentment, demand, notice of dishonor, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Revolving Credit Note.

The Lender may at any time pledge or assign all or any portion of its rights under this Revolving Credit Note to any of the twelve Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.

Any legal action or proceeding with respect to this Revolving Credit Note may be brought in the courts of the State of New York sitting in the Borough of Manhattan, New York City or of the United States for the Southern District of New York.  Each of the Borrower and, by its acceptance hereof, the Lender, hereby knowingly, voluntarily and intentionally irrevocably accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts.  Each of the Borrower and, by its acceptance hereof, the Lender, hereby further knowingly, voluntarily and intentionally irrevocably waives any claim that any such courts lack personal jurisdiction over it, and agrees not to plead or claim, in any legal action with respect to this Revolving Credit Note brought in any of the aforementioned courts, that such courts lack personal jurisdiction over it.  Each of the Borrower and, by its acceptance hereof, the Lender, irrevocably consents, to the extent permitted by applicable law, to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower and the Lender at their respective addresses set forth in the Agreement, such service to become effective 30 days after such mailing.

Each of the Borrower and, by its acceptance hereof, the Lender, hereby knowingly, voluntarily and intentionally irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Revolving Credit Note brought in the courts referred to in the immediately preceding paragraph and hereby further knowingly, voluntarily and intentionally irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

Each of the Borrower and, by its acceptance hereof, the Lender, hereby knowingly, voluntarily and intentionally irrevocably waives all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (whether in aid of execution, before judgment or otherwise) and execution to which it or its properties might otherwise be entitled to in any legal action or proceeding in the courts of the State of New York, of the United States or of any other country or jurisdiction, and agrees not to raise or claim or cause to be pleaded any immunity at or in respect of any such actions or proceedings.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

THE BORROWER AND, BY ITS ACCEPTANCE OF THIS REVOLVING CREDIT NOTE, THE LENDER, HEREBY KNOWINGLY, VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE ANY RIGHT THE BORROWER OR THE LENDER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS REVOLVING CREDIT NOTE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE BORROWER OR THE LENDER IN CONNECTION HEREWITH OR THEREWITH.

NOTWITHSTANDING ANY PROVISION OF THIS REVOLVING CREDIT NOTE OR THE OTHER CREDIT DOCUMENTS, THE LENDER SHALL HAVE NO OBLIGATION TO MAKE ANY LOAN AND MAY ELECT TO FUND OR NOT TO FUND ANY LOAN REQUESTED IN A BORROWING REQUESTIN ITS SOLE AND ABSOLUTE DISCRETION.

[Remainder of page intentionally left blank; Signature page follows]

IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit Note to be duly executed and delivered by its duly authorized officer as of the date first written above.

BORROWER:	AMPHENOL CORPORATION,
a Delaware corporation

	By	/s/ Diana G. Reardon
Name: Diana G. Reardon
Title: Executive Vice President and Chief Financial
Officer

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